UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2013 (May 29, 2013)
Date of Report (Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

666 Grand Avenue, Suite 500 Des Moines, Iowa		50309-2580
(Address of principal executive offices)		(Zip code)

515-242-4300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

____________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2013, MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among NV Energy, Inc., a Nevada corporation ("NV Energy"), MidAmerican and Silver Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of MidAmerican (the "Merger Sub"). A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Merger. The Merger Agreement provides for the merger of Merger Sub with and into NV Energy on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"), with NV Energy continuing as the surviving corporation in the Merger. As a result of the Merger, NV Energy will become an indirect wholly owned subsidiary of MidAmerican.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Closing"), each share of common stock of NV Energy (the "NV Energy Common Stock") issued and outstanding immediately prior to the Closing will be converted into the right to receive cash in the amount of $23.75 per share, without interest. The total purchase price for the shares is expected to be approximately $5.6 billion.

MidAmerican's shareholders have committed to provide the capital to fund the entire purchase price of NV Energy. MidAmerican expects to fund a portion of the purchase price by issuing senior unsecured debt.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement also contains customary representations, warranties and covenants of both NV Energy and MidAmerican. These covenants include an obligation of NV Energy to, subject to certain exceptions, conduct its business in a manner substantially consistent with its current practice. The Merger Agreement also prohibits NV Energy's solicitation of third party proposals relating to the acquisition of more than 20% of NV Energy's consolidated assets or 20% of the issued and outstanding shares of NV Energy Common Stock (an "Alternative Transaction") and restricts NV Energy's ability to provide information or enter into discussions in connection with an Alternative Transaction, subject to certain limited exceptions to permit the Board of Directors of NV Energy (the "NV Energy Board") to comply with its fiduciary duties. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) NV Energy to file a proxy statement with the Securities and Exchange Commission (the "SEC") and call and hold a special stockholders meeting (the "NV Energy Stockholders Meeting") and (b) the NV Energy Board to recommend that NV Energy's stockholders approve the Merger. However, the NV Energy Board is permitted to change its recommendation to NV Energy's stockholders if the NV Energy Board receives a Superior Proposal or there is an Intervening Event (as such terms are defined in the Merger Agreement) and certain conditions are satisfied.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding shares of NV Energy Common Stock, (ii) the receipt of regulatory approvals required to consummate the Merger, including, among others, approvals from the Public Utilities Commission of Nevada and the Federal Energy Regulatory Commission on terms and conditions specified in the Merger Agreement, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement, and (v) other customary closing conditions.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both NV Energy and MidAmerican. Upon termination of the Merger Agreement under certain circumstances, NV Energy may be obligated to pay MidAmerican a termination fee of $169.7 million, provided that NV Energy may be required to pay a reduced termination fee of $56.6 million if MidAmerican terminates the Merger Agreement under certain circumstances prior to July 13, 2013 or if NV Energy terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement) prior to July 28, 2013 with a person or group from whom NV Energy has received a Competing Proposal (as such term is defined in the Merger Agreement) after the date of the Merger Agreement and prior to July 13, 2013.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon MidAmerican's and its subsidiaries' current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of MidAmerican and its subsidiaries and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to consummate the Merger, including due to the failure to receive the required NV Energy stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the Merger or the failure to satisfy other closing conditions;

•	actions taken or conditions imposed by governmental or other regulatory authorities in connection with the Merger;

•	general economic, political and business conditions, as well as changes in laws and regulations affecting MidAmerican's subsidiaries' operations or related industries;

•
changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•
the outcome of rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies and MidAmerican's subsidiaries' ability to recover costs in rates in a timely manner;

•
changes in economic, industry, competition or weather conditions, as well as demographic trends and new technologies, that could affect customer growth and usage, electricity and natural gas supply or MidAmerican's subsidiaries' ability to obtain long-term contracts with customers and suppliers;

•
a high degree of variance between actual and forecasted load or generation that could impact MidAmerican's subsidiaries' hedging strategy and the cost of balancing its generation resources with its retail load obligations;

•
performance and availability of MidAmerican's subsidiaries' facilities, including the impacts of outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•
changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition and creditworthiness of MidAmerican's subsidiaries' significant customers and suppliers;

•	changes in business strategy or development plans;

•
availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in the London Interbank Offered Rate, the base interest rate for MidAmerican's and its subsidiaries' credit facilities;

•	changes in MidAmerican's and its subsidiaries' credit ratings;

•	risks relating to nuclear generation;

•
the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and MidAmerican's subsidiaries' ability to recover such costs in regulated rates;

•	increases in employee healthcare costs, including the implementation of the Affordable Care Act;

•
the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	changes in the residential real estate brokerage and mortgage industries and regulations that could affect brokerage and mortgage transaction levels;

•
unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on MidAmerican's consolidated financial results;

•	MidAmerican's ability to successfully integrate future acquired operations into its business;

•	other risks or unforeseen events, including the effects of storms, floods, fires, explosions, landslides, litigation, wars, terrorism, embargoes and other catastrophic events; and

•	other business or investment considerations that may be disclosed from time to time in MidAmerican's filings with the SEC or in other publicly disseminated written documents.

Further details of the potential risks and uncertainties affecting MidAmerican and its subsidiaries are described in MidAmerican's filings with the SEC. MidAmerican undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Item 8.01. Other Events

On May 29, 2013, NV Energy and MidAmerican issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 29, 2013, by and among MidAmerican Energy Holdings Company, Silver Merger Sub, Inc. and NV Energy, Inc. (the exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release of NV Energy, Inc. and MidAmerican Energy Holdings Company, dated May 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: May 30, 2013
/s/ Douglas L. Anderson
Douglas L. Anderson
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 29, 2013, by and among MidAmerican Energy Holdings Company, Silver Merger Sub, Inc. and NV Energy, Inc. (the exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release of NV Energy, Inc. and MidAmerican Energy Holdings Company, dated May 29, 2013.